CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-135791 of First Trust Tax-Advantaged Preferred Income Fund on Form N-2 of our report dated June 23, 2006, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information.



August 29, 2006